As filed with the Securities and Exchange Commission on March 30, 2021

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware	95-3685934
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, California	92121-1714
(Address of principal executive offices)	(Zip Code)

AMENDED AND RESTATED QUALCOMM INCORPORATED
2016 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Donald J. Rosenberg
Executive Vice President, General Counsel and Corporate Secretary
QUALCOMM Incorporated
5775 Morehouse Drive
San Diego, California, 92121-1714
(Name and address of agent for service)

(858) 587-1121
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock ($0.0001 par value) to be issued under the Amended and Restated QUALCOMM Incorporated 2016 Long-Term Incentive Plan	494,279 (2)	$126.01 (5)	$62,284,097	$6,795
	372,190 (3)	$16.14 (6)	$6,007,146	$655
	136,399 (4)	$126.01 (5)	$17,187,638	$1,875
TOTAL	1,002,868		$85,478,881	$9,325
(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Amended and Restated Qualcomm Incorporated 2016 Long-Term Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)Consists of shares of common stock, par value $0.0001 per share (“Common Stock”), of Qualcomm Incorporated (the “Registrant”) issuable in respect of restricted stock unit awards that, prior to the merger of NuVia, Inc. with a subsidiary of the Registrant (the “Merger”), were outstanding pursuant to the NuVia, Inc. 2019 Stock Incentive Plan. Upon completion of the Merger, such awards were assumed by Qualcomm Technologies, Inc. and substituted with restricted stock unit awards payable in Common Stock issuable under the Plan.
(3)Consists of shares of Common Stock of the Registrant issuable upon exercise of stock option awards that, prior to the merger of NuVia, Inc. with a subsidiary of the Registrant, were outstanding pursuant to the NuVia, Inc. 2019 Stock Incentive Plan. Upon completion of the merger such awards were converted into options to acquire Common Stock of the Registrant under the Plan.
(4)Consists of shares of the Registrant’s Common Stock available for future issuance under the Plan following consummation of the Merger. Such shares were reserved but unissued under the NuVia, Inc. 2019 Stock Incentive Plan and as of the effective time of the Merger were converted into shares reserved under the Plan.
(5)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act on the basis of $126.01 per share, the average of the high and low prices of the Registrant’s Common Stock on March 25, 2021, as reported on the NASDAQ Global Select Market.
(6)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price with respect to these shares are calculated based on the weighted average exercise price of the outstanding options.

EXPLANATORY NOTES

Pursuant to General Instruction E of Form S-8, QUALCOMM Incorporated (the “Registrant” or the “Company”) is filing this registration statement on Form S-8 (the “Registration Statement”) to register an additional 1,002,868 shares of its common stock, par value $0.0001 per share (the “Common Stock”), issuable under the Amended and Restated QUALCOMM Incorporated 2016 Long-Term Incentive Plan (as amended and restated from time to time, the “Plan”) representing Company shares issuable in exchange for outstanding awards initially granted under the NuVia, Inc. 2019 Stock Incentive Plan (the “NuVia Plan”) and for additional shares under the Plan resulting from shares reserved under the NuVia Plan that were converted into shares reserved under the Plan. This Registration Statement hereby incorporates by reference the contents of the Company’s registration statement on Form S-8 filed with the Commission on March 9, 2016 (SEC File No. 333-210048).

Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated January 12, 2021, among Qualcomm Technologies, Inc., a Delaware corporation and subsidiary of the Registrant (“QTI”), Nile Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of QTI (“Merger Sub”), NuVia, Inc., a Delaware corporation (“NuVia”), and Shareholder Representative Services, LLC (solely in its capacity as securityholders’ agent), on March 16, 2021, Merger Sub merged with and into NuVia, with NuVia surviving the merger as a wholly owned subsidiary of QTI (the “Merger”). Pursuant to the Merger Agreement, upon completion of the Merger, outstanding awards granted under the NuVia Plan were assumed and converted into awards under the Plan. This Registration Statement relates to the shares of Common Stock that may be issuable in respect of such awards and shares of Common Stock issuable in respect to future awards resulting from shares reserved under the NuVia Plan that were converted into shares reserved under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2018).

4.2
Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2018).

5.1	Opinion of DLA Piper LLP (US).
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP.
24	Power of Attorney (included in signature pages to this Registration Statement).
99.1
Amended and Restated QUALCOMM Incorporated 2016 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.7 of the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 29, 2020).

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 30, 2021.

QUALCOMM Incorporated

By:	/s/ Steve Mollenkopf
Steve Mollenkopf
Chief Executive Officer and Director

SIGNATURES AND POWER OF ATTORNEY
The officers and directors of QUALCOMM Incorporated whose signatures appear below hereby constitute and appoint Cristiano R. Amon and Akash Palkhiwala, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this Registration Statement on Form S-8 with respect to the Amended and Restated QUALCOMM Incorporated 2016 Long-Term Incentive Plan and any amendment or amendments thereto, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Steve Mollenkopf	Chief Executive Officer and Director	March 30, 2021
Steve Mollenkopf	(Principal Executive Officer)

/s/ Akash Palkhiwala	Executive Vice President and Chief Financial Officer	March 30, 2021
Akash Palkhiwala	(Principal Financial Officer)

/s/ Erin Polek	Senior Vice President, Corporate Controller and Chief Accounting Officer	March 30, 2021
Erin Polek	(Principal Accounting Officer)

/s/ Sylvia Acevedo	Director	March 30, 2021
Sylvia Acevedo

/s/ Mark Fields	Director	March 30, 2021
Mark Fields

/s/ Jeffrey W. Henderson	Director	March 30, 2021
Jeffrey W. Henderson

/s/ Gregory N. Johnson	Director	March 30, 2021
Gregory N. Johnson

/s/ Ann M. Livermore	Director	March 30, 2021
Ann M. Livermore

/s/ Harish Manwani	Director	March 30, 2021
Harish Manwani

/s/ Mark D. McLaughlin	Chair of the Board	March 30, 2021
Mark D. McLaughlin

/s/ Jamie S. Miller	Director	March 30, 2021
Jamie S. Miller

/s/ Clark T. Randt, Jr.	Director	March 30, 2021
Clark T. Randt, Jr.

/s/ Irene B. Rosenfeld	Director	March 30, 2021
Irene B. Rosenfeld

/s/ Kornelis (Neil) Smit	Director	March 30, 2021
Kornelis (Neil) Smit

/s/ Jean-Pascal Tricoire	Director	March 30, 2021
Jean-Pascal Tricoire

/s/ Anthony J. Vinciquerra	Director	March 30, 2021
Anthony J. Vinciquerra